Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-33520 and Registration Statement No. 333-48164 on Form S-8 of our report dated June 26, 2008, relating to the financial statements and supplement schedule of the Progress Energy 401(k) Savings & Stock Ownership Plan, appearing in this Annual Report on Form 11-K of the Progress Energy 401(k) Savings & Stock Ownership Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
June 26, 2008